**FORM OF NOTICE OF ISSUANCE OF

UNCERTIFICATED COMMON STOCK OF BOUMARANG INC.**

This Notice of Issuance of Uncertificated Common Stock (this “Notice”) is provided pursuant to Section 158 of the Delaware General Corporation Law (the “DGCL”) and the Bylaws of Boumarang Inc., a Delaware corporation (the “Company”).

1. Uncertificated Shares

The Company does not issue physical stock certificates. Shares of the Company’s common stock are issued in uncertificated (book-entry) form and are evidenced solely by entries on the books and records of the Company or its transfer agent.

2. Authorized Capital Stock

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, as set forth in the Company’s Certificate of Incorporation, as amended.

3. Rights of Common Stockholders

Each holder of uncertificated shares of the Company’s common stock is entitled to the rights of a stockholder as set forth in:

•the Company’s Certificate of Incorporation, as amended;

•the Company’s Bylaws; and

•applicable provisions of the Delaware General Corporation Law.

Except as otherwise required by law or the Company’s governing documents:

•each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders;

•holders of common stock are entitled to receive dividends, if any, as declared by the Board of Directors out of legally available funds; and

•in the event of liquidation, dissolution, or winding up of the Company, holders of common stock are entitled to receive the Company’s remaining assets after payment of liabilities and any liquidation preferences of preferred stock.

4. Election of Directors; Voting

Pursuant to the Company’s Bylaws, directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors, present in person or by proxy, at a meeting at which a quorum is present. There is no cumulative voting in the election of directors.

5. Transfer Restrictions and Legends

Transfers of uncertificated shares are subject to:

•applicable federal and state securities laws;

•any contractual restrictions applicable to the holder, including lock-up agreements, if any; and

•the Company’s governing documents.

Uncertificated shares issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), including the 125,000 shares of Common Stock registered for sale pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-292164), are freely transferable, subject to applicable federal and state securities laws, any contractual restrictions (including lock-up agreements), and the Company’s governing documents.

Uncertificated shares that have not been registered under the Securities Act and were issued in reliance on exemptions from registration (including shares issued to founders, strategic partners, and technology vendors in private transactions) may bear the following (or similar) restrictive legend in the Company’s records:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN APPLICABLE EXEMPTION FROM REGISTRATION.

The foregoing restrictive legend shall not be placed on shares issued pursuant to an effective registration statement under the Securities Act, including the 125,000 shares of Common Stock offered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-292164). The restrictive legend may be removed from previously restricted shares upon presentation of evidence satisfactory to the Company that such shares have been registered under the Securities Act, that the holder has complied with the requirements of Rule 144 under the Securities Act, or that an exemption from registration is otherwise available for the proposed transfer.

6. No Certificate Issuance

No physical certificate shall be issued with respect to any shares of common stock unless the Board of Directors determines otherwise in accordance with the DGCL.

7. Governing Law

This Notice and the rights evidenced hereby shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

8. Amendment

The form and content of this Notice may be amended by the Company from time to time to reflect changes in applicable law or the Company’s governing documents.

BOUMARANG INC. a Delaware corporation

By:________________________________

Name:______________________________

Title: Secretary (or Authorized Officer)

Date: _______________________________